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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-42839 of UNOVA, Inc. on Form S-3 and Registration Statement Nos. 333-39003, 333-39005, 333-39007, 333-79557 and 333-67610 of UNOVA, Inc. each filed on Form S-8, of our report dated March 6, 2002, appearing in this Annual Report on Form 10-K of UNOVA, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 25, 2002

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  EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE